Exhibit 23.1
                        Consent of Grant Thornton LLP
             Consent of Independent Certified Public Accountants


         We have issued our report dated March 19, 1999 accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Stevens International, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Stevens International, Inc. on Form S-3 (File No. 33-84246) and on Form S-8 (File No. 33-25949, File No. 33-36852, and File No. 333-00319).

         /s/  GRANT THORNTON LLP

         GRANT THORNTON LLP

         Dallas, Texas
         March, 19, 1999